UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 20, 2015

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-20827	43-1265338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12444 Powerscourt Drive, Suite 550 St. Louis, Missouri	63131
(Address of principal executive offices)	(Zip Code)

(314) 506-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 20, 2015, Cass Information Systems, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). The following is a summary of the matters voted on at the Annual Meeting:

(a)	Election of three directors to serve three-year terms ending in 2018, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Ebel	6,546,776	35,637	2,905,071
Randall L. Schilling	6,546,076	36,337	2,905,071
Franklin D. Wicks, Jr.	6,363,187	219,226	2,905,071

All director nominees were elected.

(b)	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2015:

Votes For	Votes Against	Abstentions
9,444,141	17,864	25,479

The selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for 2015 was ratified.

Item 8.01.	Other Matters.

On April 22, 2015, the Company issued a press release announcing that the Company’s board of directors declared a second quarter cash dividend of $0.21 per share, payable June 15, 2015 to shareholders of record on June 5, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of Cass Information Systems, Inc. dated April 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2015

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	President and Chief Executive Officer

By:	/s/ P. Stephen Appelbaum
Name:	P. Stephen Appelbaum
Title:	Executive Vice President and Chief Financial Officer

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